UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2024

VIGIL NEUROSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41200	85-1880494
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Vigil Neuroscience, Inc. 100 Forge Road, Suite 700 Watertown, Massachusetts 02472 (Address of principal executive offices, including zip code)

(857) 254-4445

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VIGL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As further described under Item 5.07 of this Current Report on Form 8-K (this “Form 8-K”), at the 2024 Annual Meeting (as defined below) of Vigil Neuroscience, Inc. (the “Company”), and upon the recommendation of the Board of Directors (the “Board”) of the Company, the Company’s stockholders approved (i) a Certificate of Amendment to the Company’s Third Amended and Restated Certificate of Incorporation to provide for the exculpation of the Company’s executive officers, as permitted under Delaware law (the “Officer Exculpation Amendment”). The Officer Exculpation Amendment was previously approved by the Board, subject to stockholder approval.

The Officer Exculpation Amendment is described in detail under “Proposal No. 3: To approve an amendment to our Third Amended and Restated Certificate of Incorporation to limit the liability of certain of our officers as permitted by Delaware law” beginning on page 14 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 22, 2024 (the “Proxy Statement”) in connection with the Annual Meeting. The text of the Officer Exculpation Amendment was included as Appendix A to the Proxy Statement.

The Officer Exculpation Amendment became effective upon its filing with the Secretary of State of the State of Delaware on June 5, 2024.

Additionally, on June 5, 2024, the Board approved the Company’s Amended and Restated By-laws (the “Amended Bylaws”). Under the Amended Bylaws, Article I Section 1 has been revised to reflect recent changes to the Delaware General Corporation Law (“DGCL”) to expressly permit that at the discretion of the Board, a meeting of the Company’s stockholders may be held solely by means of remote communication. Additionally, Article I Section 8 of the Amended Bylaws has been updated to reflect changes to the DGCL regarding access to the Company’s registered stockholder list.

The foregoing descriptions of the Officer Exculpation Amendment and Amended By-laws do not purport to be complete and are qualified in their entirety by reference to the full text of the Restated Certificate and Amended By-laws, copies of which are filed as Exhibits 3.1 and 3.2, respectively, to this Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 5, 2024, the Company held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”), at which a quorum was present. As of April 8, 2024, the record date for the Annual Meeting, there were 37,584,312 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. The Company’s stockholders voted on the following matters, which are described in detail in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on April 22, 2024: (i) to elect three class III directors to our board of directors, to serve until the 2027 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal (“Proposal 1”); (ii) to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (“Proposal 2”); and to approve an amendment to our Third Amended and Restated Certificate of Incorporation to limit the liability of certain of our officers as permitted by Delaware law (“Proposal 3”).

The Company’s stockholders approved the Class III director nominees recommended for election in Proposal 1 at the Annual Meeting. The Company’s stockholders voted for the Class III directors as follows:

	For	Withheld	Broker Non-Votes
Class III Director Nominee
Bruce Booth, D.Phil	30,989,711	2,080,637	2,989,754
Suzanne Bruhn, Ph.D.	31,475,296	1,595,052	2,989,754
Ivana Magovčević-Liebisch, Ph.D., J.D.	31,476,722	1,593,626	2,989,754

The Company’s stockholders approved Proposal 2. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain	Broker Non-Votes
36,019,685	40,271	146	0

The Company’s stockholders approved Proposal 3. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain	Broker Non-Votes
32,240,180	826,650	3,518	2,989,754

No other matters were submitted to or voted on by the Company’s stockholders at the Annual Meeting.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vigil Neuroscience, Inc.

Date: June 6, 2024	By:	/s/ Ivana Magovčević-Liebisch
Ivana Magovčević-Liebisch
President and Chief Executive Officer